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                                    EXHIBIT 1
                                    ---------


                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock of FirstCity Financial Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such Statement. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement as of March 23, 1998.


                                                     /s/ Ed A. Smith
                                                     ---------------------------
                                                     Ed A. Smith



                                                     LINDSEY CAPITAL CORPORATION



                                                     /s/ Ed A. Smith
                                                     ---------------------------
                                                     Ed A. Smith
                                                     President and Chairman